Exhibit 10.43

FIRST AMENDMENT

FIRST AMENDMENT dated as of September 14, 2017 (this “Amendment”) to the Amended and Restated Master Purchase and Sale Agreement, dated as of March 6, 2017 (the “Master Purchase and Sale Agreement”), among CARVANA AUTO RECEIVABLES 2016-1 LLC, a Delaware limited liability company, as Transferor (the “Transferor”), ALLY BANK, a Utah chartered bank, as a Purchaser (in such capacity, a “Purchaser”), and ALLY FINANCIAL INC., a Delaware corporation, as a Purchaser (in such capacity, a “Purchaser” and, together with Ally Bank, the “Purchasers”).

W I T N E S S E T H:

WHEREAS, the Transferors and the Purchasers are parties to the Master Purchase and Sale Agreement pursuant to which the Purchasers have agreed to purchase specified portfolios of receivables and related property from the Transferor; and
WHEREAS, the parties wish to amend the Master Purchase and Sale Agreement to modify certain defined terms;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. DEFINITIONS
1.1     Defined Terms. Unless otherwise defined herein, capitalized terms used in the above recitals and in this Amendment are defined in and shall have the respective meanings assigned to them in (or by reference in) Appendix A to the Master Purchase and Sale Agreement.
SECTION 2. AMENDMENTS
2.1     Amendments to Appendix A (Definitions). Appendix A to the Master Purchase and Sale Agreement is hereby amended by:
“(a) amending clause (xxxiii) of the Eligible Receivable definition by replacing the current reference to “50” that appears in such clause with a new reference to “280”;
(b) amending clause (xxxiv) of the Eligible Receivable definition by replacing the current reference to “590” that appears in such clause with a new reference to “600”; and
(c) amending the Loan-to-Value Ratio definition by inserting each term thereof which is double underlined in the place where such term appears below and deleting the stricken text:
“Loan-to-Value Ratio” means, with respect to any Receivable, the ratio (expressed as a percentage) of (x) the ~~original Principal Balance~~ Original Amount Financed of such Receivable on the date such Receivable was originated by the Seller, to (y) ~~the lesser of (1) the Transferor’s reported book value based on Carvana’s total capitalized cost or (2) the customer’s purchase price for the automobile financed pursuant to the related Contract, as specified in such Contract . Notwithstanding the foregoing, it is understood that, for determinations by the Purchasers under the Pricing Model, Loan-to-Value Ratio will be calculated as the ratio (expressed as a percentage) of the Original Amount Financed for such Receivable and the good wholesale~~ the KBB Weekly “Good Wholesale” (or “Lending”) value of the Financed Vehicle as determined by Kelly Blue Book as of the date of origination of the related Receivable or, if such value is not available, the clean trade-in value as determined by National Appraisal Guides, Inc. in the most recent NADA guide or such other source as shall be approved in writing by the Purchasers.”
SECTION 3. MISCELLANEOUS
3.1     Effectiveness. This Amendment shall become effective upon the receipt by the Purchasers of this Amendment, duly executed and delivered by each of the parties hereto.
3.2     Continuing Effect of the Master Purchase and Sale Agreement. Except as specifically amended and modified above, the Master Purchase and Sale Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the Master Purchase and Sale Agreement, nor constitute a waiver of any provision of the Master Purchase and Sale Agreement.
3.3     Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Purchasers, the Servicer and their respective successors and permitted assigns.
3.4     Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Amendment contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than any fee letter contemplated hereby.
3.5     GOVERNING LAW, SUBMISSION TO JURISDICTION, ETC.
(a)     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
(b)     THE TRANSFEROR AND THE PURCHASERS HEREBY MUTUALLY AGREE TO SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER BASIC DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE TRANSFEROR AND THE PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)     THE TRANSFEROR AND THE PURCHASERS EACH HEREBY WAIVES (TO EXTENT THAT IT MAY LAWFULLY DO SO) ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CARVANA AUTO RECEIVABLES 2016-1, LLC,
as Transferor

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President

ALLY BANK,
as Purchaser

By:	/s/ D. P. Shevsky
Name:	D. P. Shevsky
Title:	Chief Risk Officer

ALLY FINANCIAL INC.,
as Purchaser

By:	/s/ D. T. Rowe
Name:	D. T. Rowe
Title:	Sr. Vice President

[SIGNATURES CONTINUE]

Agreed to and Accepted by:

CARVANA, LLC,
as Seller

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President

Acknowledged by:

BRIDGECREST CREDIT COMPANY, LLC,
as Servicer

By:	/s/ Jon Ehlinger
Name:	Jon Ehlinger
Title:	General Counsel